                                                 Registration No. 333-_________

      As filed with the Securities and Exchange Commission on May 19, 2003

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           ___________________________

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933
                           ___________________________

                         SEAVIEW VIDEO TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                     Nevada                                87-0438640
         (State or other jurisdiction of               (I.R.S. Employer
          incorporation or organization)              Identification No.)

                     200 Madonna Blvd.
                  Tierra Verde, Florida                          33715
         (Address of principal executive offices)              (Zip Code)

                        Consultant Services Agreement
                            (Full title of the plan)

                    George Bernardich                            Copy to:
                 Chief Executive Officer
                     200 Madonna Blvd.                    Gregory Sichenzia
                 Tierra Verde, Florida           Sichenzia Ross Friedman Ference LLP
                      (727) 866-7440                    1065 Avenue of Americas
           (Name, address and telephone number,            New York, NY 10018
        including area code, of agent for service)           (212) 930-9700

                         CALCULATION OF REGISTRATION FEE
_______________________ ________________ ___________________ ___________________ ________________
                                         Proposed Maximum    Proposed Maximum
Title of Securities to     Amount to be   Offering Price Per  Aggregate Offering     Amount of
     be Registered         Registered         Share                Price          Registration Fee
_______________________ ________________ ___________________ ___________________ ________________
     Common Stock,
    $.001 par value         4,200,000        $.038(1)           $182,400 (1)        $16.79
_______________________ ________________ ___________________ ___________________ ________________

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average
    (any day within five days) of the bid and ask price of the Common Stock as reported on OTCBB on May 16, 2003.

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by SeaView Video
Technology, Inc. (the "Company") relating to 4,200,000 shares of common stock issued to consultants for various services.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of
1933, we will provide to participants of the plan documents containing the information specified in Part I, Items 1 and 2. We will furnish without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement, which documents are incorporated by reference in the Section 10(a)
prospectus, and any other documents required to be delivered to participants under Rule 428(b) of the Securities Act of 1933. Requests should be directed to
SeaView Video Technology, Inc., 200 MADONNA BOULEVARD ST.PETERSBURG, FL 337014,
Attention: President. Our telephone number is (727) 866-7440.

         The document or documents containing the information specified in Part
I are not required to be filed with the Securities and Exchange Commission
("Commission") as part of this Form S-8 Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents have been previously filed by Seaview Video
Technology, Inc. (the "Company") with the Commission and are incorporated herein by reference:

         (a)   The Company's Annual Report on Form 10-KSB, and all subsequent amendments filed thereto, for the fiscal year ended December 31,
               2002, which includes audited financial statements as of and for the year ended December 31, 2002.

         (b)   All other reports filed by the Company pursuant to Section 13(a)
               or 15(d) of the Securities Exchange Act of 1934, as amended (the
               "Exchange Act"), since December  31, 2002.

         All documents subsequently filed by the Company pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this
Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this
Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Articles of Incorporation and Bylaws provide that the
Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted under Nevada law.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.     Exhibits.

        The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.                  Exhibit

           4.1          2003 Consultant Services Agreement with Charles Abraham
           4.2          2003 Consultant Services Agreement with Alan K. Anderson
           4.3          2003 Consultant Services Agreement with Steve R. Rumbaugh

           5.1          Opinion of Sichenzia Ross Friedman Ference LLP

          23.1          Consent of Aidman Piser, & Co., P.A.

          23.2          Consent of Sichenzia Ross Friedman Ference LLP
                        (contained in Exhibit 5 hereto)

            24          Power of Attorney relating to subsequent amendments
                        (included on the signature page to this Registration
                        Statement)

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

         (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the
Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in this
Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, and State of Florida, on this
19th day of May 2003.

                                       SeaView Video Technology, Inc.

                                       By: /s/ George S. Bernardich, III
                                           ----------------------------------
                                               George S. Bernardich, III
                                               Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints George S. Bernardich, III his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

           Signature                             Title                           Date

/s/  GEORGE S. BERNARDICH, III             Chief Executive Officer
------------------------------------
     GEORGE S. BERNARDICH, III             (Principal Executive Officer)     MAY 19, 2003

/s/  DOUG BAUER                            Chief Financial Officer
------------------------------------
     DOUG BAUER                            (Principal Accounting Officer)    MAY 19, 2003

/s/  MYLES J. GOULD                        Director                          MAY 19, 2003
------------------------------------
     MYLES J. GOULD

/s/  BRADFORD M. GOULD                     Director                          MAY 19, 2003
------------------------------------
     BRADFORD M. GOULD

EXHIBIT INDEX

         SeaView Video Technology, Inc. 2002 Consultant Services Agreement

       Exhibit No.                          Exhibit

           4.1          2003 Consultant Services Agreement with Charles Abraham
           4.2          2003 Consultant Services Agreement with Alan K. Anderson
           4.3          2003 Consultant Services Agreement with Steve R. Rumbaugh

           5.1          Opinion of Sichenzia Ross Friedman Ference LLP

          23.1          Consent of Aidman Piser, & Co., P.A.

          23.2          Consent of Sichenzia Ross Friedman Ference LLP
                        (contained in Exhibit 5 hereto)

            24          Power of Attorney relating to subsequent amendments
                        (included on the signature page to this Registration
                        Statement)